UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, Neiman Marcus Group, Inc. (“Parent”), the indirect parent of the registrant Neiman Marcus Group LTD LLC (“NMG”) announced that James Gold, President, Chief Merchandising Officer, will be resigning from NMG and its subsidiaries and parent entities, effective March 15, 2019.

James Gold Separation Agreement

On January 25, 2019, The Neiman Marcus Group LLC (the “Company”) and Mr. Gold entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) detailing the terms of his separation from the Company. The Separation Agreement provides that Mr. Gold will be eligible to receive (1) a fixed transition payment of $1,120,000 to be paid as follows: $280,000 on April 1, 2019, $280,000 on July 1, 2019 and $560,000 on January 2, 2020; (2) a variable transition bonus of up to $1,000,000, subject to the achievement of certain financial performance goals of Parent, which achievement and resulting payment amount will be determined by the Compensation Committee of the Parent Board (the “Committee”) and payable at the same time as annual incentive bonuses for the Company’s 2019 fiscal year; (3) a pro-rata annual incentive bonus for the Company’s 2019 fiscal year, as determined by the Committee under the terms of the Company’s annual bonus program; (4) a lump sum payment equal to 12 times the monthly COBRA premium applicable to Mr. Gold; (5) reimbursement for New York housing accommodations and for fees and expenses incurred for personal financial and tax advice planning; (6) reimbursement of any incremental state tax obligations imposed by any state other than Texas; and (7) reimbursement for legal fees incurred in the negotiation of the Separation Agreement, plus an amount to cover any applicable income taxes on such reimbursement.

The Separation Agreement includes a general release of claims by Mr. Gold in favor of the Company, its affiliates and current and former officers and directors and certain other parties. Mr. Gold also remains bound by certain provisions of his employment agreement for certain periods following his separation, including certain non-competition, non-solicitation of employees, and non-disparagement covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: January 28, 2019	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary